UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2008

UNIVERSAL FOG, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51060
(Commission File Number)

86-0827216
(I.R.S. Employer Identification No.)

168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86-451 8989 1246
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K is filed by Universal Fog, Inc., a Delaware corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On September 10, 2007, Tom Bontems, the Chief Executive Officer of the Registrant, sold a total of 51.53% of the Registrant’s issued and outstanding shares of common stock to Sun, Xin, a citizen and resident of the People’s Republic of China pursuant to a Securities Purchase Agreement. Sun, Xin is the Chairman and Chief Executive Officer of China Health Industries Holdings Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“China Health”), which is in turn the 100% owner of the share capital of Harbin Humankind Biology Technology Co. Limited, a corporation organized and existing under the laws of the People’s Republic of China (“Harbin Humankind”). After the purchase by Sun, Xin of control of the Registrant, Sun, Xin planned to effect a reverse merger of China Health into the Registrant, which transaction has not been consummated to date. Keith Zhen, C.P.A. was the independent registered public accountant for China Health and Harbin Humankind, and rendered audit reports on the financial statements of China Health and Harbin Humankind that were set forth in a Current Report on Form 8-K filed with the Commission on September 14, 2007. Malone & Bailey, PC (“Malone & Bailey”) is currently the registered public accountant to the Registrant. The Registrant has decided to retain Malone & Bailey as the Registrant’s sole registered public accounting firm.

(a)  Previous independent registered public accounting firm.

(i)	On May 8, 2008, the Registrant dismissed Zhen as the independent registered public accountant of its subsidiaries, China Health and Harbin Humankind.

(ii)
The reports of Zhen on the Registrant’s subsidiaries, China Health and Harbin Humankind, consolidated financial statements as of and for the period ended June 30, 2007, in the case of Harbin Humankind, and as of and for the period ended July 31, 2007, in the case of China Health, contained no adverse opinion or disclaimer or opinion and were not qualified or modified as to uncertainty, audit scope or accounting principal except that his reports were modified to indicate that there was substantial doubt about the subsidiaries’ ability to continue as a going concern.

(iii)	The Registrant’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)
During the period ended June 30, 2007, in the case of Harbin Humankind, and through May 8, 2008, and during the period ended July 31, 2007, in the case of China Health, and through May 8, 2008, there have been no disagreements with Zhen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Zhen would have cause him to make reference thereto in connection with his report on China Health or Harbin Humankind, as the case may be, on the financial statements for such years.

(v)
The Registrant has requested that Zhen furnish it with a letter addressed to the SEC stating whether or not he agrees with the above statements. We have not yet received such letter back from Zhen.  Once we receive the letter, we will amend this Form 8-K and file a copy of the letter as an exhibit.

(b)  New independent registered public accounting firm.

On May 8, 2008, the Registrant decided to retain Malone & Bailey as its sole principal independent registered accounting firm for the Registrant and all of its subsidiaries.  Except as hereinafter set forth, the Registrant had not consulted with Malone & Bailey, PC regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant's financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.  Malone & Bailey had consulted with the Registrant regarding a reverse merger transaction that has not been consummated to date, such consultation occurring prior to the date of its engagement by the Registrant on March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Universal Fog, Inc

By: /s/ Sun, Xin
Sun, Xin, Chairman

DATED: May 8, 2008